Exhibit 10.5

ASSIGNMENT AND AMENDMENT AGREEMENT

ASSIGNMENT and AMENDMENT AGREEMENT (this “Agreement”), dated March 20, 2008 by and among the assignors listed on Schedule of Assignors attached hereto (the “Assignors”), ADH Ventures, LLC (the “Assignee”) and Analytical Surveys, Inc., a Colorado corporation (the “Company”).

WITNESSETH:

WHEREAS, the Assignors are holders of (a) the Company’s 13% Secured Convertible Debentures due March 31, 2008, as amended by the Amendment and Waiver Agreements, dated September 30, 2007 and December 30, 2007 (the “Debentures”) in the outstanding principal amount set forth on the Schedule of Assignors, and (b) warrants (the “Warrants”) to acquire a number of the Company’s common stock, with no par value (the “Common Stock”), as set forth in the Schedule of Assignors;

WHEREAS, the Debentures and the Warrants were issued to the Assignors pursuant to that certain Securities Purchase Agreement, dated as of November 24, 2006 (as amended, the “Purchase Agreement”), among the Assignors and the Company;

WHEREAS, the obligations under the Debenture are (a) guaranteed by the Subsidiary Guarantee, dated as of November 24, 2006 (the “Guarantee”), of Survey  Holdings, Inc. (the “Guarantor”) in favor of the holders of the Debentures and (b) secured by certain assets of the Company and the Guarantor pursuant to that certain Security Agreement, dated as of November 24, 2006 (the “Security Agreement”), among the Company, the Guarantor and the Assignors, and that certain Mortgage, dated as of November 24, 2006 (the “Mortgage”), by the Company in favor of the Assignors;

WHEREAS, in connection with the Purchase Agreement, the Assignors and the Company entered into a Registration Rights Agreement, dated as of November 24, 2006 (the “Registration Rights Agreement”) relating to the shares of Common Stock underlying the Debentures and the Warrants;

WHEREAS, the Assignors desire to sell to the Assignees, and the Assignees desire to purchase from the Assignors, $1,000,000 in principal amount of the Debentures;

WHEREAS, the Assignors have agreed to grant a 30 day option to the Assignee to purchase the remaining Debentures having a principal amount of approximately $650,000;

WHEREAS, the Company has formed a new subsidiary, Axion Acquisition Corp., a Delaware corporation, which has entered into a merger (the “Merger”) with Axion International, Inc., a Delaware corporation (the “New Guarantor”), thereby making the New Guarantor a wholly owned subsidiary of the Company;

WHEREAS, the parties desire to, among other things, (a) amend and restate the Debentures; (b) terminate the Purchase Agreement and the Registration Rights Agreement; (c) cancel the Warrants; and (d) complete the assignment of the Debentures.

NOW, THEREFORE, in consideration of the representations and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Restatement of Debentures.   Simultaneously, upon the Closing, as defined herein, the Assignors shall exchange the Debentures for replacement Debentures (“Replacement Debentures”) consisting of (a) Replacement Debentures in the aggregate principal amount of $1,000,000 with interest thereon paid by the Company to the Assignors through the date of such exchange (the “$1,000,000 Replacement Debentures”); and (b) the remaining Replacement Debentures (“Remaining Debentures”) being in such denominations (as shall equal in the aggregate the principal amount of the Debentures less the $1,000,000 Replacement Debentures). The Replacement Debentures and shall be amended and restated in the form attached hereto as Exhibit A.  The Remaining Debentures shall be issued and delivered to the Assignors respectively as provided in the Schedule of Assignors and the $1,000,000 Replacement Debentures shall be issued and delivered to the Assignee.

2. Assignment.

(a) Assignment of Debentures and Other Transaction Documents.  Subject to all of the terms hereof at the Closing, each of the Assignors shall (i) assign to the Assignee the $1,000,000 Replacement Debentures, free and clear of any claim, pledge, charge, lien and any other encumbrance whatsoever; and (ii) shall amend the Mortgage by adding the Assignee as a Mortgagee thereunder as set forth in Exhibit B (collectively, the “Assignment”).

(b) Closing.  The closing (the “Closing”) of the Assignment shall occur simultaneous with the closing of the Merger at the offices of Silverman Sclar Shin & Byrne PLLC, 381 Park Avenue South, New York, New York, or such other date and time as is mutually agreed to by the parties hereto.

(c) Purchase Price.  At the Closing, the Assignee shall deliver to each Assignor the purchase price for the $1,000,000 Replacement Debenture set forth opposite such Assignor’s name in the Schedule of Assignors, in United States dollars and in immediately available funds.

3. Option.

(a) Grant of Option.  The Assignors hereby grant to the Assignee an option (the “Option”) to purchase all or any part of the Remaining Debentures for a purchase price (the “Option Price”) equal to the outstanding principal amount of the Remaining Debentures being purchased together with interest accrued thereon as of the Exercise Date (as defined below), which Option shall be exercisable in the period commencing on the date of the Closing and within thirty (30) calendar days thereafter (the “Option Period”).  The Option shall be exercised by written notice (the “Exercise Notice”) by the Assignee to Robert Charron, Esq., Feldman Weinstein & Smith LLP, The Graybar Building, 420 Lexington Avenue, New York, New York

(b) 10170 (the “Assignors’ Representative”) by overnight delivery of such notice within the Option Period.  “Exercise Date” shall mean the date the Exercise Notice is deposited with a nationally recognized overnight courier for next business day delivery to the Assignors’ Representative.  Subject to the delivery of the Option Price as set forth below, for all purposes, the assignment of the Remaining Debentures covered by the Exercise Notice shall be deemed to have occurred on the Exercise Date, and Assignee shall be deemed to be the holder and beneficial owner of such Remaining Debentures as of the Exercise Date.

(c) Deliveries Upon Exercise of Option.  The Option Price for the Remaining Debenture covered by the Exercise Notice shall be delivered to the holders of such Debentures in United States Dollars in immediate available funds within three (3) business days following the Exercise Date.  Upon receipt of the Option Price, the Assignors shall promptly deliver to the Assignee (i) the Remaining Debentures covered by the Exercise Notice duly endorsed for transfer to the Assignees, free and clear of any claim, pledge, charge, lien and any other encumbrance whatsoever; and (ii) an assignment to Assignee of Assignor’s interest in and to the Security Agreement, Mortgage and Guarantees to the extent of the Remaining Debentures being purchased.

(d) No Encumbrances.  Until the expiration of the Option Period, each Assignor shall continue to own, free and clear of any hypothecation, pledge, mortgage or other encumbrance (except pursuant to the Option), the Remaining Debentures set forth opposite such Assignor’s name in the Schedule of Assignors.

4.      Termination of Agreements.  Simultaneous with the consummation of the Assignment, the Purchase Agreement and the Registration Rights Agreement shall be terminated in their entirety and none of the parties hereto shall have any further obligations under such agreements; provided, however, Sections 4.1, 4.2 4.3, 4.4, 4.5, 4.6 (other than the first sentence), 4.7, 4.8, 4.10, 4.11, 4.12, 4.14(b), 4.15 and 4.19 and 5 of the Purchase Agreement and Section 5 of the Registration Rights Agreement shall survive such termination and remain in full force and effect in accordance with its terms.

5.     Cancellation of Warrants.  Simultaneous with the consummation of the Assignment, 60.6% of Warrants held by the Assignors (pro-rata among the Assignors, as set forth opposite each Assignor’s name under the column “Cancelled Warrants” in the Schedule of Assignors) shall be cancelled and none of the parties hereto shall have any further obligations under such portion of Warrants.  With respect to the remaining 39.4% of Warrants (the “Remaining Warrants”), each of the Assignors hereby agree (a) during the Option Period, not to exercise any of the Remaining Warrants and the Company shall have no obligation to honor any such exercise; and (b) until the expiration of the Option Period, to continue to own, free and clear of any hypothecation, pledge, mortgage or other encumbrance, the Remaining Warrants set forth opposite such Assignor’s name in the Schedule of Assignors. Upon exercise in full of the Option, the balance of the outstanding Warrants held by the Assignors shall be cancelled and none of the parties hereto shall have any further obligations under such portion of Warrants. At the closing of the Option, each of the Assignors shall deliver to the Company the Warrants set forth opposite such Assignor’s name in the Schedule of Assignors for cancellation.

6. Amendments to Security Agreement.  Simultaneous with the consummation of the Assignment, the Security Agreement shall be amended as follows:

(a) By adding the Assignee as a “Secured Party” thereunder;

(b) By deleting the last sentence of Section 4(c);

(c) By deleting Sections 4(n), 4(w) and 4(dd);

(d) By replacing the Assignee as “Agent” and by replacing all references to Harborview Master Fund with ADH Ventures, LLC under Section 18 and the Annex to Security Agreement; and

(e) Notwithstanding anything to the contrary contained in Sections 4(e) and 4(x), by permitting the Debtors to relocate their chief executive offices, their books of accounts, their records and tangible collateral to 665 Martinsville Road, Basking Ridge, NJ 07920.

7. New Guarantor.  In accordance with the terms of the Guarantee and the Security Agreement, at the Closing, the Company shall (a) cause the New Guarantor to deliver to the Assignee (i) an Assumption Agreement in the form attached hereto as Exhibit C and (ii) the Additional Debtor Joinder in the form attached hereto as Exhibit D; together with supplements to the Schedules to the Security Agreement and UCC-1 Financing Statement naming the New Guarantor as Debtor and the Assignee and Assignors as Secured Party, and (b) deliver to the Assignee as Pledged Securities (as defined in the Security Agreement) the certificates representing all of the issued and outstanding shares of the New Guarantor.

8. Amendment to Financing Statement.  The Assignors and the Company hereby authorize the Assignee to take all steps it deems reasonably necessary to perfect its security interest in the Collateral (as defined in the Security Agreement), including, without limitation, the filing of any amendment to financing statements adding the Assignee as a “Secured Party” thereunder.

9. Consent to Equity Issuances and Merger.  Notwithstanding Sections 4.13, 4.14 and 4.19 of the Purchase Agreement and Section 8(a)(viii) of the Debentures, the Assignors and the Assignee hereby waive (a) any and all rights to participate in the issuance of shares of the Company’s Common Stock pursuant to Section 4.13 of the Purchase Agreement (i) in connection with the Merger, (ii) to the current or former members of the Company’s Board of Directors as payment for past director fees in lieu of cash and (iii) to certain finders in connection with the Merger (collectively, the “Subject Issuances”); (b) any default pursuant to Section 4.14 of the Purchase Agreement arising out of the Subject Issuances; and (c) any default under Section 8(a)(viii) of the Debentures arising out of the Merger or the replacement of the members of the Company’s Board of Directors in connection with the Merger.

10. Representation and Warranties of Assignor.  Each of the Assignors hereby represents and warrants as to itself as follows:

(a) this Agreement  has been duly authorized, executed and delivered by, and is binding upon such Assignor;

(b) such Assignor is the sole owner and holder of the Debenture and the Warrants set forth opposite its name in the Schedule of Assignors, free and clear of all liens, claims and encumbrances, and has the full right to assign such Debenture, and Assignor has not previously pledged, hypothecated or assigned such Debenture or Warrant; and

(c) such Assignor is not now, nor has it been for the preceding three months, an “affiliate” (as such term is defined in Paragraph (a)(1) of Rule 144 under the Securities Act of 1933, as amended (the “1933 Act”)) of the Company.

11. Representation and Warranties of Assignee.  The Assignee hereby represents and warrants as follows:

(a) the Assignee is an “accredited investor” as defined in Regulation D under the 1933 Act.  The Assignee is purchasing the $1,000,000 Replacement Debentures, and upon exercise of the Option, will be purchasing the Remaining Debentures, for Assignee’s own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, or the shares issuable upon conversion thereof, nor with any present intention of distributing or selling the same, and it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof;

(b) the Assignee understands that the $1,000,000 Replacement Debentures are being, and upon the exercise of the Option, the Remaining Debentures will be, assigned and transferred to the Assignee in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Assignors are relying upon the truth and accuracy of, and the Assignee’s compliance with, the representations, warranties, agreements and acknowledgments of the Assignee set forth herein in order to determine the availability of such exemptions and the eligibility of the Assignee to acquire the Replacement Debentures;

(c) the Assignee and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and the Additional Guarantor, including copies of the Company  most recent publicly available financial statements (as available on the SEC’s EDGAR system). The Assignee and his advisors, if any, have been afforded the opportunity to ask questions of the Assignors.  Neither such inquiries nor any other due diligence investigation conducted by the Assignee or any of his advisors or representatives shall modify, amend or affect the Assignee’s right to rely on the Assignors’ representations and warranties contained in this Agreement.  The Assignee understands that its investment in the Replacement Debentures (including the shares issuable upon conversion thereof) involves a significant degree of risk;

(d) the Assignee understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Replacement Debentures or the shares issuable upon conversion thereof;

(e) the Assignee understands that the sale or resale of the Replacement Debentures, or the shares issuable upon conversion thereof, has not been and is not being

(f) registered under the 1933 Act or any applicable state securities laws, and the Replacement Debentures and/or the shares issuable upon conversion thereof may not be transferred unless (i) such security is sold pursuant to an effective registration statement under the 1933 Act, or (ii) the security is sold or transferred pursuant to an exemption from such registration; and provided further that neither the Assignor nor any other person is under any obligation to comply with the terms and conditions of any exemption under the 1933 Act;

(g) this Agreement has been duly executed and delivered by, and is binding upon the Assignee; and

(h) the Assignee acknowledges that the Assignment is made without any representation, warranty or recourse, express, implied or statutory (other than as expressly set forth herein).

12. Miscellaneous.

(a) Effect of this Agreement.  Except as modified or terminated pursuant hereto, no other changes or modifications to any of the Transaction Documents (as defined in the Purchase Agreement) are intended or implied and in all other respects each of the Transaction Documents is hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of conflict between the terms of this Agreement and any of the Transaction Documents, the terms of this Agreement shall control.

(b) Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

(c) Binding Effect.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(d) Severability.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

(e) Governing Law; Venue and Jurisdiction.  In all respects, including all matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof.  Each of the parties hereto hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Agreement.  Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction of Supreme Court of New York, New York County and the United States District Court for the Southern District of New York in any action or proceeding with respect to this Agreement.

(f) Counterparts.  This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  Execution and delivery of this Agreement by exchange of facsimile copies bearing

(g) the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party.

[signature pages follows]

IN WITNESS WHEREOF, the parties have executed this Assignment and Amendment Agreement as of the date first set forth above.

THE ASSIGNORS:

HARBORVIEW MASTER FUND LP By: Navigator Management LTD, its authorized signatory
By:
Name:
Title: Authorised Signatory

MONARCH CAPITAL FUND By: Navigator Management LTD, its authorized signatory
By:
Name:
Title: Director

DKR SOUNDSHORE OASIS HOLDING FUND LTD By: DKR Oasis management Company LP its investment manager
By:/s/ Barbara Burger
Name: Barbara Burger
Title: Authorized Signatory

THE ASSIGNEE:

ADH VENTURES, LLC
By:/s/ Frank Guarino
Name: Frank Guarino
Title:

[signature pages continues]

THE COMPANY:

ANALYTICAL SURVEYS, INC.
By:/s/ Lori Jones
Name: Lori Jones
Title: CEO

The undersigned hereby consents to this Assignment and Amendment Agreement.

SURVEYS HOLDINGS, INC.
By:/s/ Lori Jones
Name: Lori Jones
Title: CEO